UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2012

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma		73107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

By notice dated August 10, 2012, Jack E. Golsen, the Chief Executive Officer and Chairman of the Board of LSB Industries, Inc. (the “Company”), terminated his Rule 10b5-1 Sales Plan, dated November 30, 2011 (the “Sales Plan”), with Morgan Stanley Smith Barney, LLC. The Sales Plan was for a term of one year beginning January 1, 2012, and provided for the sale of up to an aggregate 100,000 shares of the common stock of the Company at prices not less than $45.00 per share in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with his long-term estate and tax planning strategy, Mr. Golsen sold 75,648 shares of Company common stock following the termination of the Sales Plan, which sales are reported by him on Form 4 as required under Section 16(a) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2012

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance,
Chief Financial Officer